UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 DATE OF REPORT (Date of earliest event reported): March 28, 2024
MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1200 Abernathy Road N.E.
Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)
(770) 206-4200
(Registrant’s telephone number, including area code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MWA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.    Entry into a Material Definitive Agreement.
On March 28, 2024, Mueller Water Products, Inc. (the “Company”) amended its asset based lending credit agreement (the “ABL Agreement”) to, among other things, (i) extend its maturity date from July 29, 2025 to the earlier of (a) March 28, 2029 and (b) 91 days prior to the stated maturity date of the Company’s 4.000% senior notes due June 15, 2029 (as the same may be extended from time to time in accordance with the indenture governing such notes) if such senior notes are then outstanding, (ii) decrease its grid-based interest rate margins by approximately 50 bps to 1.50% (SOFR) / 0.50% (base rate) when average availability is greater than 50% of the aggregate revolving credit commitments, and to 1.75% (SOFR) / 0.75% (base rate), when average availability is less than or equal to 50% of the aggregate revolving credit commitments, (iii) replace its previous fixed 37.5 basis point unused commitment fee with a grid-based, quarterly unused commitment fee equal to (a) 37.5 basis points if average daily outstanding credit extensions for such quarter under the ABL Agreement (“Total Outstandings”) are less than or equal to 50% of the aggregate revolving credit commitments or (b) 25.0 basis points if Total Outstandings for such quarter are greater than or equal to 50% of the aggregate revolving credit commitments, (iv) allow additional add-backs in the calculation of the Company’s consolidated EBITDA, (v) add an additional basket for investments with respect to certain captive insurance subsidiaries and permit such subsidiaries to be designated as unrestricted subsidiaries, (vi) permit the Company and its subsidiaries to insure against certain risks through such captive insurance subsidiaries, (vii) allow letters of credit to be issued under the ABL Agreement for the benefit of such captive insurance subsidiaries, and (viii) provide expanded baskets for making cash dividends to holders of the Company’s common stock during fiscal years 2026 through 2029.
The foregoing description of the amendments to the ABL Agreement is a general description only and is qualified in its entirety by reference to the full text of such document, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Mueller Water Products, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 1, 2024	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Chason A. Carroll
Chason A. Carroll
Senior Vice President, General Counsel and Corporate Secretary